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October 8, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K, dated October 5, 1998 of Golden Systems, Inc. to be filed on October 9, 1998 with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP

cc:  Jawahar L. Tandon, Chief Executive Officer
     Golden Systems